SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	20-0065053 (IRS. Employer Identification No.)

6510 Abrams Rd., Suite 300
Dallas, TX 75231
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock, $0.01 par value, and one Warrant	NYSE Alternext US LLC
Warrants included in the Units	NYSE Alternext US LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to

General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to

General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148982

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. Description of Registrant's Securities to be Registered.

Registrant is registering units (each a “Unit”) of its securities, with each Unit consisting of one share of Registrant’s common stock and one warrant to purchase one share of common stock (the “Unit Warrant”). The Registrant is also registering the Unit Warrants.

Each of the Unit and the Unit Warrants have been described in the registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 31, 2008 (as subsequently amended on April 22, 2008 and May 22, 2008), under the caption “Description of Securities to be Registered”, which description is incorporated herein by reference.

ITEM 2. Exhibits

3.1     Specimen Form of Unit Warrant   (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-148982) filed with the Securities and Exchange Commission on January 31, 2008)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed by the undersigned, duly authorized.

ZION OIL & GAS, INC.

Date: October 24, 2008	By:	/s/ Richard Rinberg
Richard Rinberg
Chief Executive Officer